Exhibit 99.1

Scientific Games Announces Selected Preliminary Expected Fourth Quarter 2016 Results in Connection with Plan to Refinance a Portion of Its Debt

LAS VEGAS, Feb. 1, 2017 /PRNewswire/ -- Scientific Games Corporation (NASDAQ: SGMS) ("Scientific Games" or "the Company") today announced selected preliminary expected financial results for the fourth quarter and full year ended December 31, 2016, in connection with a plan to refinance and extend the maturity dates of its term loan debt and revolving credit facility, and otherwise take advantage of favorable market conditions to lower its cost of debt and extend maturities.

Results of Operations
The Company currently expects consolidated revenue to be in a range of $748-to-$755 million for the three month period ended December 31, 2016, and full year 2016 revenue to be in a range of $2,878-to-$2,885 million compared to $737 million and $2,759 million for the fourth quarter and full year 2015, respectively. The Company further expects that its net loss for the fourth quarter will be in a range of $105-to-$115 million, including a projected $69 million goodwill impairment charge as described in the reconciliation below, with Attributable EBITDA ("AEBITDA") of approximately $290-to-$295 million. The full year net loss including the goodwill impairment charge is expected to be in a range of $348-to-$358 million, with AEBITDA of approximately $1,100-to-$1,105 million. AEBITDA is a non-GAAP financial measure that is defined below. The Company currently anticipates releasing its fourth quarter 2016 results and full year 2016 audited results on March 2, 2017 after market close.

"Our preliminary results for the fourth quarter 2016 reflect ongoing improvements in our gaming, lottery and interactive operations, as well as the initial benefits from our recently implemented business improvement initiative that is expected to reduce our annualized cost structure by $75 million," said Kevin Sheehan, CEO and President of Scientific Games. "With our customer and player-focused strategies, we believe the Company is well positioned to build on this success in 2017. We plan to generate improved results in 2017, while remaining focused on deleveraging. I am grateful to our team members around the globe who continue to empower our customers with the best gaming and lottery experiences in the world, while remaining focused on our financial goals."

The preliminary unaudited results noted in this release are derived from preliminary internal financial reports and are subject to revision based on the Company's procedures and controls associated with the completion of its year-end financial reporting, including all the customary reviews, audit and approvals. Accordingly, actual results may differ from these preliminary results and such differences may be material.

The Company has prepared these preliminary expected financial results in connection with its proposed refinancing transaction and is sharing the preliminary expected results disclosed in this press release with its prospective lenders.

About Scientific Games
Scientific Games Corporation (NASDAQ: SGMS) is a leading developer of technology-based products and services and associated content for worldwide gaming, lottery and interactive markets. The Company's portfolio includes gaming machines, game content and systems; table games products and utilities; instant and draw-based lottery games; server-based lottery and gaming systems; sports betting technology; loyalty and rewards programs; and interactive content and services. For more information, please visit www.scientificgames.com.

COMPANY CONTACTS
Investor Relations:
Bill Pfund +1 702-532-7663
Vice President, Investor Relations
bill.pfund@scientificgames.com

Media Relations:
Susan Cartwright +1 702-532-7981
Vice President, Corporate Communications
susan.cartwright@scientificgames.com

Forward-Looking Statements
In this press release, Scientific Games makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal," or similar terminology. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; U.S. and international economic and industry conditions, including declines in or slow growth of gross gaming revenues or lottery retail sales, reductions in or constraints on capital spending by gaming or lottery operators and bankruptcies of, or credit risk relating to, customers; limited growth from new gaming jurisdictions, declines in the replacement cycle of existing gaming machines and slow addition of casinos in existing jurisdictions; ownership changes and consolidation in the gaming industry, including by casino operators; opposition to legalized gaming or the expansion thereof; inability to adapt to, and offer products that keep pace with, evolving technology; inability to develop successful gaming concepts and content; laws and government regulations, including those relating to gaming licenses and environmental laws; inability to identify and capitalize on trends and changes in the gaming, lottery and interactive industries; dependence upon key providers in our social gaming business; inability to retain or renew, or unfavorable revisions of, existing contracts, and the inability to enter into new contracts; level of our indebtedness, higher interest rates, availability or adequacy of cash flows and liquidity to satisfy indebtedness, other obligations or future cash needs; inability to reduce or refinance our indebtedness; restrictions and covenants in our debt agreements, including those that could result in acceleration of the maturity of our indebtedness; protection of our intellectual property, inability to license third party intellectual property, and the intellectual property rights of others; security and integrity of our software and systems and reliance on or failures in our information technology systems; natural events that disrupt our operations or those of our customers, suppliers or regulators; inability to benefit from, and risks associated with, strategic equity investments and relationships, including (i) the inability of our joint venture to realize the anticipated benefits under its private management agreement with the Illinois lottery or from the disentanglement services performed in connection with the termination thereof, (ii) the inability of our joint venture to meet the net income targets or other requirements under its agreement to provide marketing and sales services to the New Jersey Lottery or otherwise to realize the anticipated benefits under such agreement and (iii) failure to realize the anticipated benefits related to the award to our consortium of an instant lottery game concession in Greece; failure to achieve the intended benefits of the Bally acquisition or the WMS acquisition, other recent acquisitions, or future acquisitions, including due to the inability to successfully integrate such acquisitions or realize synergies in the anticipated amounts or within the contemplated time frames or cost expectations, or at all; disruption of our current plans and operations in connection with our recent acquisitions (including in connection with the integration of Bally and WMS), including departure of key personnel or inability to recruit additional qualified personnel or maintain relationships with customers, suppliers or other third parties; incurrence of employee termination or restructuring costs, and impairment or asset write-down charges; changes in estimates or judgments related to our impairment analysis of goodwill or other intangible assets; implementation of complex revenue recognition standards; fluctuations in our results due to seasonality and other factors; dependence on suppliers and manufacturers; risks relating to foreign operations, including fluctuations in foreign currency exchange rates (including those fluctuations related to the affirmative vote in the U.K. to withdraw from the EU), restrictions on the payment of dividends from earnings, restrictions on the import of products and financial instability, including the potential impact to our business resulting from the affirmative vote in the U.K. to withdraw from the EU and the potential impact to our instant lottery game concession or VLT lease arrangements resulting from the recent economic and political conditions in Greece; dependence on our key employees; litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees (including labor disputes), intellectual property and our strategic relationships; influence of certain stockholders; and stock price volatility.

Additional information regarding risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on February 29, 2016 (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for Scientific Games' ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Reconciliation of Non-GAAP Financial Measures
The Company's management uses AEBITDA, among other things, to: (i) monitor and evaluate performance of the Company's business operations; (ii) facilitate management's internal comparisons of the Company's historical operating performance; and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. In addition, the Company's management uses AEBITDA to facilitate management's external comparisons of the Company's results to the historical operating performance of other companies that may have different capital structures and debt levels.

The Company's management believes that AEBITDA, a non-GAAP financial measure, is useful as it provides investors with information regarding the Company's operating performance that is an integral part of management's reporting and planning processes. In particular, the Company's management believes that AEBITDA is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes have less bearing on the Company's ongoing underlying operating performance. Moreover, management believes AEBITDA is useful to investors because the Company's lottery business is also conducted through a number of equity investments, and those measures eliminate financial items from the equity investees' earnings that management believes have less bearing on the equity investees' performance.

AEBITDA
AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income (loss) as set forth in the schedule below. AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. AEBITDA may differ from similarly titled measures presented by other companies.

AEBITDA, as used herein, is reconciled to net income (loss) in the following table and includes our net loss with the following adjustments: (1) interest; (2) income taxes; (3) depreciation and amortization expense and impairment charges (including goodwill impairment charges); (4) restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management changes; (iii) restructuring and integration; (iv) M&A and other, which includes: (a) M&A transaction costs, (b) purchase accounting, (c) unusual items (including legal settlements), and (d) other non-cash items; and (v) cost savings initiatives; and (5) stock-based compensation. In addition to the preceding adjustments, we exclude earnings from equity method investments and add (without duplication) our pro rata share of the EBITDA of our equity investments.

Reconciliation of Net Loss to AEBITDA

Non-GAAP Reconciliation
($ in millions)	Condensed Reconciliation of Net Loss to Attributable EBITDA
	(Preliminary and Unaudited)						(Unaudited)
	Q4-2016			2016			Q4-2015	2015

Net loss (1)(2)	$(115)	-	$(105)	$(358)	-	$(348)	$ (127.5)	$(1,394.3)
Interest expense, other income and income taxes	95	-	90	528	-	523	67.7	359.1
Restructuring and other costs		40			59		7.4	62.8
Depreciation, amortization and impairments (1)(2)		242			807		313.4	1,941.3
EBITDA from equity investments		14			70		18.5	64.0
Stock-based compensation and other, net		14			(6)		13.4	42.3
Attributable EBITDA	$ 290	-	$ 295	$1,100	-	$1,105	$ 292.9	$1,075.2

(1) Includes a projected $69 million goodwill impairment charge in the fourth quarter 2016 results related to our international lottery systems reporting unit that was identified as part of our 2016 annual goodwill impairment test.

(2) Includes goodwill and indefinite-lived intangibles impairment charges totaling $67.5 million and $1,131.2 million in the fourth quarter and full year 2015, respectively.